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EXHIBIT 5.0

                               LESTER MORSE P.C.
                              111 GREAT NECK ROAD
                                   SUITE 420
                          GREAT NECK, NEW YORK  11021
                           TELEPHONE: (516) 487-1446
                           FACSIMILE: (516) 487-1452


Board of Directors                                                 July 26, 2001
Pathfinder Business Resources, Inc.
33 Eleventh Avenue
Huntington Station, New York 11746

Re:      Form SB-2 Registration Statement, File No. 333-46544
         300,000 shares of Common Stock at $2.50 per share
         -------------------------------------------------

Gentlemen:

         We have reviewed the Certificate of Incorporation and amendments thereto, By-Laws (as amended), corporate proceedings and other documents of Pathfinder Business Resources, Inc. (the "Company") and based upon the foregoing, it is our opinion that the securities being registered with the Securities and Exchange Commission pursuant to the Form SB-2 Registration Statement filed with this Opinion as Exhibit 5.0 will when sold, be legally issued, fully paid and non-assessable.

         No consents, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the valid authorization, issuance or sale of the shares hereunder, except as such may be required under the Securities Act of 1933, as amended, or state securities, or Blue Sky laws.

         We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and further consent to the reference made to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement. Nothing contained herein shall be considered an omission that we are deemed an expert within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    LESTER MORSE P.C.

                                    By:  /s/ Steven Morse Esq.

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